EXHIBIT 99.1
ParkOhio Announces Record Second Quarter 2018 Results

•	Q2 2018 Revenues increased to a record $432 million, up 23% year-over-year

•	Q2 2018 GAAP EPS was $1.18

•	Q2 2018 Adjusted EPS was $1.08, up 24% from $0.87 in Q2 2017

•	Adjusted EPS guidance increased to $3.80 - $4.00; GAAP EPS guidance increased to $3.75 - $3.95

CLEVELAND, OHIO, August 8, 2018 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the second quarter of 2018.

SECOND QUARTER RESULTS

Net sales were a record $432.2 million in the second quarter of 2018, an increase of 23% from net sales of $350.9 million in the second quarter of 2017, driven by organic growth of 13%. The Company reported net income attributable to ParkOhio common shareholders of $14.8 million, or $1.18 per diluted share, in the second quarter of 2018, compared to $3.0 million, or $0.24 per diluted share, in the second quarter of 2017. On an adjusted basis, net income attributable to ParkOhio common shareholders was $1.08 per diluted share in the second quarter of 2018 compared to $0.87 per diluted share in the 2017 period, an increase of 24%. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Matthew V. Crawford, Chairman and Chief Executive Officer, stated, “We are pleased to announce our second quarter earnings, which achieved a number of sales and profitability records.  While these achievements are meaningful, we continue to be focused on the recent investments across our businesses, which are in line with our growth strategy. I would like to thank all of our associates, who have worked very hard to meet our customer expectations during this period of rapid expansion.”

EBITDA was $41.1 million in the second quarter of 2018, an increase of 21% from $34.0 million in the second quarter of 2017. Please refer to the table that follows for a reconciliation of net income to EBITDA. At June 30, 2018, the Company had $88.4 million of cash and cash equivalents on hand.

-more-

YEAR-TO-DATE RESULTS

Net sales were a record $837.9 million in the first six months of 2018, an increase of 21% from net sales of $694.7 million in the first six months of 2017, driven by organic growth of 11%. The Company reported net income attributable to ParkOhio common shareholders of $24.6 million, or $1.96 per diluted share, in the first six months of 2018, compared to $12.8 million, or $1.03 per diluted share, in the 2017 period. On an adjusted basis, net income attributable to ParkOhio common shareholders was $2.00 per diluted share in the first six months of 2018 compared to $1.54 per diluted share in the 2017 period, an increase of 30%. EBITDA was $76.5 million in the first six months of 2018, an increase of 16% from $65.9 million in the first six months of 2017. Please refer to the tables that follow for reconciliations of net income to adjusted earnings and net income to EBITDA.

CONFERENCE CALL

A conference call reviewing ParkOhio’s second quarter 2018 results will be broadcast live over the Internet on Thursday, August 9, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates more than 125 manufacturing sites and supply chain logistics facilities worldwide, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	MATTHEW V. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017 (2)	2018	2017 (2)
	(In millions, except per share data)
Net sales	$432.2	$350.9	$837.9	$694.7
Cost of sales (1)	359.1	291.1	699.7	579.9
Gross profit	73.1	59.8	138.2	114.8
Selling, general and administrative expenses (1)	47.8	37.2	90.8	74.9
Litigation settlement gain	—	—	—	(3.3)
Operating income	25.3	22.6	47.4	43.2
Other components of pension income and other postretirement benefits expense, net (1)	2.1	1.5	4.4	3.1
Gain on sale of assets	1.9	—	1.9	—
Interest expense	(8.8)	(7.9)	(17.2)	(15.3)
Loss on extinguishment of debt	—	(11.0)	—	(11.0)
Income before income taxes	20.5	5.2	36.5	20.0
Income tax expense	(5.5)	(2.0)	(11.3)	(6.7)
Net income	15.0	3.2	25.2	13.3
Net income attributable to noncontrolling interests	(0.2)	(0.2)	(0.6)	(0.5)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$14.8	$3.0	$24.6	$12.8

Earnings per common share attributable to Park-Ohio Holdings Corp. common shareholders:
Basic	$1.20	$0.25	$2.00	$1.05
Diluted	$1.18	$0.24	$1.96	$1.03
Weighted-average shares used to compute earnings per share:
Basic	12.3	12.2	12.3	12.2
Diluted	12.6	12.4	12.6	12.5

Dividends per common share	$0.125	$0.125	$0.25	$0.25

Other financial data:
EBITDA, as defined	$41.1	$34.0	$76.5	$65.9

(1) - The Company adopted ASU 2017-07 in the first quarter of 2018, resulting in a change to the presentation of components of pension income and other postretirement benefits expense, net. The following amounts are reflected in the condensed consolidated statements of income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Amounts recorded in Cost of sales	$(0.8)	$(0.5)	$(1.5)	$(1.0)
Amounts recorded in SG&A expenses	(0.2)	(0.2)	(0.5)	(0.3)
Amounts recorded in Other components of pension income and other postretirement benefits expense, net	2.1	1.5	4.4	3.1
Total pension income and other postretirement benefit expense, net	$1.1	$0.8	$2.4	$1.8

(2) - 2017 pension and other postretirement amounts have been reclassified to conform to the 2018 presentation.

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$15.0	$1.20	$3.2	$0.26	$25.2	$2.01	$13.3	$1.07
Net income attributable to noncontrolling interests	(0.2)	(0.02)	(0.2)	(0.02)	(0.6)	(0.05)	(0.5)	(0.04)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	14.8	1.18	3.0	0.24	24.6	1.96	12.8	1.03
Adjustments:
Acquisition-related expenses	0.3	0.02	0.1	0.01	1.0	0.08	0.4	0.03
Gain on sale of assets	(1.9)	(0.15)	—	—	(1.9)	(0.15)	—	—
Loss on extinguishment of debt	—	—	11.0	0.89	—	—	11.0	0.88
Litigation settlement gain	—	—	—	—	—	—	(3.3)	(0.26)
Plant relocation and related costs	—	—	—	—	—	—	0.7	0.05
Tax effect of above adjustments	0.4	0.03	(3.3)	(0.27)	0.2	0.01	(2.2)	(0.19)
U.S. Tax Act adjustment	—	—	—	—	1.2	0.10	—	—
Adjusted earnings	$13.6	$1.08	$10.8	$0.87	$25.1	$2.00	$19.4	$1.54

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA, as defined reflects net income attributable to Park-Ohio Holdings Corp. common shareholders before interest expense, income taxes, depreciation and amortization, and also excludes certain non-cash charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA, as defined to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its current revolving credit facility. Additionally, EBITDA, as defined is a measure used under the Company's current revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA, as defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In millions)
Net income attributable to Park-Ohio Holdings Corp. common shareholders	$14.8	$3.0	$24.6	$12.8
Add back:
Interest expense	8.8	7.9	17.2	15.3
Loss on extinguishment of debt	—	11.0	—	11.0
Income tax expense	5.5	2.0	11.3	6.7
Depreciation and amortization	9.3	8.0	18.1	15.8
Stock-based compensation expense	2.4	1.9	4.6	4.1
Acquisition-related expenses and other	0.3	0.2	0.7	0.2
EBITDA, as defined	$41.1	$34.0	$76.5	$65.9

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2018	December 31, 2017
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$88.4	$82.8
Accounts receivable, net	287.8	242.6
Inventories, net	304.8	282.8
Other current assets	87.4	61.4
Total current assets	768.4	669.6
Property, plant and equipment, net	198.4	177.0
Goodwill	102.1	100.2
Intangible assets, net	103.9	99.5
Other long-term assets	86.5	86.2
Total assets	$1,259.3	$1,132.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$183.9	$173.7
Current portion of long-term debt and short-term debt	15.6	17.7
Accrued expenses and other	101.4	84.7
Total current liabilities	300.9	276.1
Long-term liabilities, less current portion:
Debt	591.9	515.5
Deferred income taxes	27.5	22.3
Other long-term liabilities	30.8	30.6
Total long-term liabilities	650.2	568.4
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	295.6	276.0
Noncontrolling interests	12.6	12.0
Total equity	308.2	288.0
Total liabilities and shareholders' equity	$1,259.3	$1,132.5

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2018	2017
	(In millions)
OPERATING ACTIVITIES
Net income	$25.2	$13.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.1	15.8
Stock-based compensation expense	4.6	4.1
Net impact of U.S. Tax Act	1.2	—
Gain on sale of assets	(1.9)	—
Loss on extinguishment of debt	—	11.0
Litigation settlement gain	—	(3.3)
Changes in operating assets and liabilities:
Accounts receivable	(36.4)	(24.0)
Inventories	(17.7)	(5.4)
Other current assets	(13.5)	(8.3)
Accounts payable and accrued expenses	22.0	14.9
Litigation settlement payment	—	(4.0)
Other	(2.9)	(5.1)
Net cash (used by) provided by operating activities	(1.3)	9.0
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(22.3)	(12.4)
Proceeds from sale of assets	2.8	—
Business acquisitions, net of cash acquired	(35.6)	(10.5)
Net cash used by investing activities	(55.1)	(22.9)
FINANCING ACTIVITIES
Proceeds from (payments on) revolving credit facility, net	74.6	(28.8)
Payments on term loans and other debt	(2.6)	(28.9)
Proceeds from term loans and other debt	2.2	—
(Payments on) proceeds from capital lease facilities, net	(2.3)	1.2
Issuance of 6.625% Senior Notes due 2027	—	350.0
Debt financing costs	—	(7.2)
Repurchase of 8.125% Senior Notes due 2021	—	(250.0)
Premium on early extinguishment of debt	—	(8.0)
Dividends	(3.2)	(3.1)
Purchase of treasury shares	(0.6)	(3.6)
Payments of withholding taxes on share awards	(3.5)	(2.3)
Net cash provided by financing activities	64.6	19.3
Effect of exchange rate changes on cash	(2.6)	3.0
Increase in cash and cash equivalents	5.6	8.4
Cash and cash equivalents at beginning of period	82.8	64.3
Cash and cash equivalents at end of period	$88.4	$72.7
Income taxes paid	$8.1	$7.1
Interest paid	$16.3	$14.7

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In millions)
Net sales:
Supply Technologies	$166.2	$142.4	$327.1	$275.6
Assembly Components	153.2	126.0	298.6	265.3
Engineered Products	112.8	82.5	212.2	153.8
	$432.2	$350.9	$837.9	$694.7

Segment operating income:
Supply Technologies	$13.5	$11.8	$26.0	$22.5
Assembly Components	11.7	12.5	24.3	24.4
Engineered Products	9.5	5.5	15.2	6.8
Total segment operating income	34.7	29.8	65.5	53.7
Corporate costs	(9.4)	(7.2)	(18.1)	(13.8)
Litigation settlement gain	—	—	—	3.3
Operating income	25.3	22.6	47.4	43.2
Other components of net pension income and other postretirement benefits expense, net	2.1	1.5	4.4	3.1
Gain on sale of assets	1.9	—	1.9	—
Interest expense	(8.8)	(7.9)	(17.2)	(15.3)
Loss on extinguishment of debt	—	(11.0)	—	(11.0)
Income before income taxes	$20.5	$5.2	$36.5	$20.0

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

Adjusted earnings per share is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings per share is earnings per share calculated in accordance with GAAP, adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings per share to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting earnings per share. Adjusted earnings per share is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, earnings per share calculated in accordance with GAAP. Adjusted earnings per share herein may not be comparable to similarly titled measures of other companies. The following table reconciles earnings per share to adjusted earnings per share:

	FY 2018 Guidance
	Low	High
Diluted EPS-GAAP basis	$3.75	$3.95

Acquisition-related expenses	0.08	0.08
Gain on sale of assets	(0.15)	(0.15)
Tax effect of adjustments	0.02	0.02
U.S. Tax Act Adjustment	0.10	0.10
Impact of adjustments	0.05	0.05

Diluted EPS-Adjusted basis	$3.80	$4.00